EXHIBIT 23.6

CONRAD C. LYSIAK Attorney and Counselor at Law 601 West First Avenue Suite 503 Spokane, Washington 99201 (509) 624-1475 FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name and my opinion in connection with the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Aberdene Mines Limited.

DATED this 11th day of June, 2001.
Yours truly,
/s/ Conrad C. Lysiak